                                                                      Exhibit 12


                               Abbott Laboratories

                Computation of Ratio of Earnings to Fixed Charges

                                   (Unaudited)

                       (DOLLARS IN MILLIONS EXCEPT RATIOS)


                                                                           Three Months Ended
                                                                             March 31, 2002
                                                                           -------------------

 Net Earnings                                                                     $854
 Add (deduct):
   Taxes on earnings                                                               277
   Minority interest                                                                 5
                                                                               -------
 Net Earnings as adjusted                                                       $1,136
                                                                               -------
 Fixed Charges:
   Interest on long-term and short-term debt                                        63
   Capitalized interest cost                                                         3
   Rental expense representative of an interest factor                              13
                                                                               -------
 Total Fixed Charges                                                                79
                                                                               -------
 Total adjusted earnings available for payment of fixed charges                 $1,215
                                                                               =======
 Ratio of earnings to fixed charges                                               15.4
                                                                               =======

NOTE: For the purpose of calculating this ratio, (i) earnings have been calculated by adjusting net earnings for taxes on earnings; interest expense; capitalized interest cost, net of amortization; minority interest; and the portion of rentals representative of the interest factor, (ii) Abbott considers one-third of rental expense to be the amount representing return on capital, and
(iii) fixed charges comprise total interest expense, including capitalized interest and such portion of rentals.